UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

                                                                                              (February 27, 2006)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 27, 2006, Richard H. Lenny, a current director of Sunoco, Inc. (“Sunoco”) and member of the Compensation and Governance Committees of the Board of Directors, notified Sunoco of his decision to not stand for re-election as a director at Sunoco’s Annual Meeting of Shareholders scheduled for May 4, 2006. Mr. Lenny is Chairman, President and Chief Executive Officer of The Hershey Company (“Hershey”). His decision not to stand for re-election is due to increased business demands as Hershey expands its product portfolio and geographic presence. The decision was not because of any disagreement with Sunoco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: March 2, 2006	By:	/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)